UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2005

RED ROBIN GOURMET BURGERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-49916	84-1573084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6312 S. Fiddler’s Green Circle, Suite 200N Greenwood Village, CO		80111
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 846-6000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01. Entry into a Material Definitive Agreement

Red Robin Gourmet Burgers, Inc. (the “Company”) and Dennis B. Mullen have entered into a non-qualified stock option agreement in conjunction with Mr. Mullen’s appointment as chairman of the board of directors and chief executive officer of the Company. Effective as of August 25, 2005, Mr. Mullen was awarded an option to purchase 100,000 shares of the Company’s common stock at a strike price of $45.79 per share, the price of the Company’s common stock as of the close of The NASDAQ National Market on such date. The option has a stated term of 10 years, and vests ratably in substantially equal monthly installments over a two year period beginning September 25, 2005. Except in any instance in which Mr. Mullen terminates his employment voluntarily or in which Mr. Mullen’s employment is terminated for “cause” (as defined in the stock option agreement), the vested portion of the option will remain exercisable for a period of two years following the date upon which Mr. Mullen ceases to be a director, officer or employee of the Company.

A copy of the non-qualified stock option agreement is filed with this report as Exhibit 10.1 and is incorporated herein by reference.

9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit Number	Description
10.1	Dennis B. Mullen option agreement, dated August 25, 2005.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED ROBIN GOURMET BURGERS, INC., a Delaware corporation

By: /s/ John W. Grant

Date: August 31, 2005	Vice President and General Counsel